UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2009
Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 744-8801
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders
On October 13, 2009, Immediatek, Inc., a Nevada corporation (the “Company”) entered into an Agreement to Amend and Restate Certificates of Designation (the “Agreement”) with Radical Holdings, LP, a Texas limited partnership. As a result of this Agreement, the Company filed amended and restated Certificates of Designation, Rights and Preferences for the Series A and Series B Convertible Preferred Stock which removed a certain portion of the re-pricing mechanism of the convertible feature of the Series A and Series B Preferred Stock. The result of this amendment is that, generally, should the Company issue new equity securities in the future for additional consideration, that issuance will not result in a change to the conversion price of the Series A or Series B Preferred Stock. The Amended and Restated Certificate of Designation, Rights and Preferences for the Series A Convertible Preferred Stock is filed as exhibit 4.1 to the Form 8-K. The Amended and Restated Certificate of Designation, Rights and Preferences for the Series B Convertible Preferred Stock is filed as exhibit 4.2 to the Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.
The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Designation, Rights and Preferences for the Series A Convertible Preferred Stock.

4.2	Amended and Restated Certificate of Designation, Rights and Preferences for the Series B Convertible Preferred Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation
Date: October 19, 2009	By:	/s/ DARIN DIVINIA
		Name:	Darin Divinia
		Title:	President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Designation, Rights and Preferences for the Series A Convertible Preferred Stock.

4.2	Amended and Restated Certificate of Designation, Rights and Preferences for the Series B Convertible Preferred Stock.

4